Exhibit 99.3

SemiCab, Inc.

CONSOLIDATED BALANCE SHEETS

March 31, 2024
(unaudited)
Assets
Current Assets
Cash	$9,000
Accounts receivable	596,000
Refund due from customer	-
Prepaid Expenses and other current assets	17,000
Total Current Assets	622,000

Property and equipment, net	3,000
Other non-current assets	14,000
Total Assets	$639,000

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$1,089,000
Accrued expenses	7,000
Notes payable	900,000
Loans from affiliates, current portion	315,000
Due to factor	301,000
Other current liabilities	74,000
Total Current Liabilities	2,686,000

Loans from affiliates, net of current portion	385,000
Total Liabilities	3,071,000

Commitments and Contingencies
Provision for legal liability	275,000
Total Commitments and Contingencies	275,000

Shareholders’ Equity
Preferred equity	5,969,000
Accumulated deficit	(8,676,000)
Total Shareholders’ Equity	(2,707,000)
Total Liabilities and Shareholders’ Equity	$639,000

See notes to condensed consolidated statements

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SemiCab, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended
March 31, 2024
(unaudited)

Net Revenue	$1,004,000

Cost of Revenue	906,000

Gross Profit (Loss)	98,000

Operating Expenses
Selling general and administrative expenses	280,000
Product development	237,000
Total Operating Expenses	517,000

Loss from Operations	(419,000)

Other Expenses
Interest expense	(118,000)
Total Other Expenses	(118,000)

Loss Before Income Tax Benefit (Provision)	(537,000)

Income Tax Benefit (Provision)	-

Net Loss	$(537,000)

See notes to condensed consolidated statements

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NOTE 1 - BASIS OF PRESENTATION

OVERVIEW

The SemiCab, Inc., a Delaware corporation (the “Company,” “SemiCab”) is primarily engaged in the development, marketing, and sale of logistics optimization services for enterprise-level dedicated freight and shipping customers in The United States and India.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern, and assumes continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has suffered substantial net losses and negative cash flows from operations in recent years and is dependent on debt and equity financing to fund its operations all of which raise substantial doubt about the Company’s ability to continue as a going concern. Recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon the Company’s ability to increase its revenue and meet its financing requirements on a continuing basis and become profitable in its future operations. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of December 31, 2023 and 2022 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenue sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated losses from 2022 to2023 of $xx. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include certain intercompany expenses associated with its wholly owned India subsidiary, SMCB Solutions Private Limited, the accounts of the Company. All inter-company accounts and transactions have been eliminated in consolidation for all periods presented.

USE OF ESTIMATES

SemiCab makes estimates and assumptions in the ordinary course of business relating to sales collections and allowances, warranty reserves, and reserves for promotional incentives that may affect the reported amounts of assets and liabilities and of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Future events and their effects cannot be determined with absolute certainty; therefore, the determination of estimates requires the exercise of judgment. Historically, past changes to these estimates have not had a material impact on the Company’s financial statements. However, circumstances could change which may alter future expectations.

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ALLOWANCE FOR DOUBTFUL ACCOUNTS

SemiCab’s allowance for doubtful accounts is based on management’s estimates of the creditworthiness of its customers, current economic conditions and historical information, and, in the opinion of management, is believed to be in an amount sufficient to respond to normal business conditions. Management sets 100% reserves for customers in bankruptcy and other allowances based upon historical collection experience. The Company is subject to chargebacks from customers that are deducted from open invoices and reduce collectability of open invoices. Should business conditions deteriorate or any major customer default on its obligations to the Company, this allowance may need to be significantly increased, which would have a negative impact on operations.

FOREIGN CURRENCY TRANSLATION

The Company accounts for foreign currency transactions pursuant to ASC 830, Foreign Currency Matters (“ASC 830”). The functional currency of the Company is the U.S. dollar, which is the currency of the primary economic environment in which it operates. In accordance with ASC 830, monetary balances denominated in or linked to foreign currency are stated on the basis of the exchange rates prevailing at the applicable balance sheet date. For foreign currency transactions included in the statement of operations, the exchange rates applicable on the relevant transaction dates are used. Gains or losses arising from changes in the exchange rates used in the translation of such transactions and from the remeasurement of the monetary balance sheet items are recorded as gain (loss) on foreign currency transactions.

The functional currency of the India subsidiary is the Indian Rupee. Under ASC 830, all assets and liabilities are translated into U. S. dollars using the current exchange rate at the end of each fiscal period. Revenues and expenses are translated using the average exchange rates prevailing throughout the respective periods. All transaction gains and losses from the measurement of monetary balance sheet items denominated in Indian Rupee are reflected in the statement of operations as appropriate. Translation adjustments are included in accumulated other comprehensive loss.

Concentration of Credit Risk

At times, the Company maintains cash in United States bank accounts that are in excess of the Federal Deposit Insurance Corporation insured amounts. The Company maintains cash balances in foreign financial institutions. The amounts at foreign financial institutions at December 31, 2023 and 2022 were approximately $58,000 and $91,000, respectively. The Company regularly monitors the financial stability of this financial institution and believes that it is not exposed to any significant credit risk in cash and cash equivalents. However, in March and April 2023, certain U.S. government banking regulators took steps to intervene in the operations of certain financial institutions due to liquidity concerns, which caused general heightened uncertainties in financial markets. While these events have not had a material direct impact on the Company’s operations, if further liquidity and financial stability concerns arise with respect to banks and financial institutions, either nationally or in specific regions, the Company’s ability to access cash or enter into new financing arrangements may be threatened, which could have a material adverse effect on its business, financial condition and results of operations. Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of accounts receivable.

LONG-LIVED ASSETS

Not applicable. The only meaningful long-lived assets are intangible in nature and under GAAP accounting, not capitalized nor assigned any long-term accounting value. prior to the proposed transaction.

PROPERTY AND EQUIPMENT

Property and Equipment are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over the estimated service lives, principally using straight-line methods.

The estimated useful lives used to compute depreciation and amortization for financial reporting purposes are as follows:

Years
Property and Equipment	3 - 5

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PREPAID EXPENSES

Prepaid expenses consist primarily of prepaid services which will be expensed as the services are provided within twelve months. As of December 31, 2023 and 2022, the balances of the prepaids account were $xx and $xx, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values of financial instruments comprising cash and cash equivalents, payables, and notes payable-related party approximate fair values due to the short-term maturities of these instruments. The notes payable- related party is considered a level 3 measurement. As defined in ASC 820, Fair Value Measurements and Disclosures, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). This fair value measurement framework applies to both initial and subsequent measurement.

Level 1:	Quoted prices are available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies.

Level 3:

Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. The significant unobservable inputs used in the fair value measurement for nonrecurring fair value measurements of long-lived assets include pricing models, discounted cash flow methodologies and similar techniques.

The carrying amounts of the Company’s short-term financial instruments, including accounts receivable, accounts payable, accrued expenses, customer deposits, refunds due to customers, and due to related parties approximates fair value due to the relatively short period to maturity for these instruments. The carrying amounts on the notes payable, finance leases and installment notes approximate fair value either due to the relatively short period to maturity or the related interest is accrued at a rate similar to market rates. The carrying amounts on the revolving line of credit approximates fair value due the relatively short period to maturity and related interest accrued at market rates.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with FASB ASC 606, “Revenue from Contracts with Customers”. All revenue is generated from contracts with customers. The Company recognizes revenue when the control of the goods sold is transferred to the customer, in an amount, referred to as the transaction price, that reflects the consideration to which the Company is expected to be entitled in exchange for those goods. The Company determines revenue recognition utilizing the following five steps: (1) identification of the contract with a customer, (2) identification of the performance obligations in the contract (promised goods or services that are distinct), (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligations, and (5) recognition of revenue when, or as, the Company transfers control of the product or service for each performance obligation.

The Company’s contracts with customers consist of one performance obligation (the sale of the Company’s products). The Company’s contracts have no financing elements, payment terms are less than 120 days and have no further contract asset or liability obligations once control of goods is transferred to the customer. Revenue is recorded in the amount of consideration the Company expects to receive for the sale of these goods.

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Costs incurred in fulfilling contracts with customers include administrative costs associated with the procurement of goods are included in general and administrative expenses, in-bound freight costs are included in the cost of goods sold and accrued sales representative commissions are included in selling expenses in the accompanying consolidated statements of operations as our underlying customer agreements are less than one year.

SHIPPING AND HANDLING COSTS

Shipping and handling activities are performed before the customer obtains control of the goods delivered for them and are considered activities to fulfill the Company’s promise to transfer the goods. For Fiscal 2023 and 2022 shipping and handling expenses provided by third party shippers were approximately $5,692,000 and $10,057,000 million, respectively. These expenses are classified as a component of selling expenses in the accompanying consolidated statements of operations.

STOCK-BASED COMPENSATION

The Company accounts for share based compensation in accordance with the provisions of ASC 718-10, “Compensation — Stock Compensation,” which requires measurement of compensation cost for all stock awards at fair value on date of grant and recognition of compensation over the service period for awards expected to vest. The majority of its share-based compensation arrangements vest over a three year vesting schedule. The Company expenses its share-based compensation under the ratable method, which treats each vesting tranche as if it were an individual grant. The fair value of stock options is determined using the Black-Scholes valuation model and requires the input of certain assumptions. These assumptions include estimating the length of time employees will retain their vested stock options before exercising them (the “expected option term”), the estimated volatility of its common stock price over the option’s expected term, the risk-free interest rate over the option’s expected term, and the Company’s expected annual dividend yield. Changes in these subjective assumptions can materially affect the estimate of fair value of stock-based compensation and consequently, the related amount recognized as an expense in the consolidated statements of operations.

As required under the accounting rules, the Company reviews its valuation assumptions at each grant date and, as a result, the Company is likely to change its valuation assumptions used to value employee stock-based awards granted in future periods. The values derived from using the Black-Scholes model are recognized as expense over the service period, net of estimated forfeitures (the number of individuals that will ultimately not complete their vesting requirements). The estimation of stock awards that will ultimately vest requires significant judgment. The Company considers many factors when estimating expected forfeitures, including types of awards, employee class, and historical experience. Actual results, and future changes in estimates, may differ substantially from current estimates. Options and warrants to outsiders are accounted for under ASC 718.

RESEARCH AND DEVELOPMENT COSTS

All research and development costs are charged to results of operations as incurred. These expenses are shown as a component of general and administrative expenses in the consolidated statements of operations. For the years ended December 31, 2023 and 2022, these amounts totaled approximately $842,000 and $640,000, respectively.

INCOME TAXES

The Company follows the provisions of FASB ASC 740 “Accounting for Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

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The Company recognizes a liability for uncertain tax positions. An uncertain tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax return that is not based on clear and unambiguous tax law and which is reflected in measuring current or deferred income tax assets and liabilities for interim or annual periods. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company measures the tax benefits recognized based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution.

As of March 31, 2023 and 2022 there were no uncertain tax positions that resulted in any adjustment to the Company’s provision for income taxes. The Company recognizes interest and penalties related to unrecognized tax benefits in its provision for income taxes. The Company currently has no liabilities recorded for accrued interest or penalties related to uncertain tax provisions.

COMPUTATION OF EARNINGS (LOSS) PER SHARE

Not applicable. This is not required.

RECENT ACCOUNTING PRONOUNCEMENTS:

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses” (Topic 326). This ASU represents a significant change in the current accounting model by requiring immediate recognition of management’s estimates of current expected credit losses. Under the prior model, losses were recognized only as they were incurred, which delayed recognition of expected losses that might not yet have met the threshold of being probable. The amendments in ASU 2016-03 for smaller reporting companies are effective for the Company beginning April 1, 2023, including interim periods within that fiscal year. The Company adopted ASU 2016-13 on May 1, 2024. The adoption of ASU 2016-13 did not result in any material effects to the consolidated financial statements or related disclosures.

Note 3 – ACCOUNTS RECEIVABLE

Accounts receivable are carried at original amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Accounts receivable at December 31, 2023 and 2022 consisted of the following: $494,000 and $667,000, all due from large, US-based manufacturers for shipping services provided by the Company.

Bad debt expenses (if any) are recorded in selling, general, and administrative expense.

The allowance for doubtful accounts for the years ended December 31, 2023 and 2022 is as follows: This has historically been set at $0, as the Company has not previously recorded any losses due to bad debt.

NOTE 4 - PROPERTY AND EQUIPMENT

Equipment and leasehold improvements consisted of the following as of December 31: Miscellaneous office equipment, including desktop computers, laptop computers, and printers.

Depreciation was $1,000 and $2,000 for 2023 and 2022, respectively. Amounts are recorded in selling, general, and administrative expenses as well as in cost of services.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued liabilities consisted of the following as of December 31: $668,000 in vendors expenses payable, primarily for shipping services, and $149,000 in accrued expenses, primarily for accrued payroll and interest expenses payable.

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NOTE 6 – NOTES PAYABLE AND FINANING ARRANGEMENTS

Efficient Capital Labs Installment Note & Settlement

On May 18, 2023 the Company entered into a financing arrangement with Efficient Capital Labs, Inc. (“ECL”) to finance working capital and product development. The loan had a 12-month maturity date. Repayments were originally scheduled to begin in June 2023, in equal installments of $91,667.67 for 13 months, with an interest rate of 17.97%.

On May 18, 2024, the Company entered into a Settlement Agreement (“Settlement”) with ECL. In the Settlement, the Company agreed to repay a total of $946,666.60 in 12 installments. The first payment in the amount of $25,000 was due and paid on May 20, 2024. A second payment in the amount of $75,000 is due on June 3, 2024. Thereafter, ten monthly payments are due on the first day of each month starting on July 1, 2024 in the amount of $84,666.66.

Shareholder Notes

Beginning in July of 2021, and ending in May of 2023, the Company entered into a total of six shareholder loan agreements with a total of three shareholders. These notes are all unsecured with limited rights of recourse. The specific terms of each note are summarized on the table below.

Date	Maturity	Holder	Principal	Rate	Accrued Interest	Current Balance
7/10/2021	7/10/2026	Ajesh Kapoor	$150,000.00	9.0%	$36,838.36	$186,838.36
8/27/2021	8/26/2026	Ajesh Kapoor	$235,000.00	9.0%	$54,932.05	$289,932.05
4/17/2023	10/16/2023	Vivek Sehgal	$50,000.00	10.0%	$4,794.52	$54,794.52
5/5/2023	5/4/2024	Ajesh Kapoor	$50,000.00	10.0%	$4,547.95	$54,547.95
5/8/2023	5/7/2024	Jagan Reddy	$50,000.00	10.0%	$4,506.85	$54,506.85
5/17/2023	5/16/2024	Ajesh Kapoor	$165,000.00	10.0%	$14,465.75	$179,465.75

MCA-Agile Capital Funding, LLC

On March 22, 2024, the Company entered into a Merchant Cash Advance (“MCA Financing”) with Agile Capital Funding, LLC. The initial amount borrowed was $315,000, with net proceeds to the Company in the amount of $300,000. Repayment terms stipulate weekly payments in the amount of $16,200 for weeks, for a total of $453,600 repaid. The effective interest rate for the borrowings is 18%.

MCA-Huson Cedar Advance, LLC

On May 8, 2024, the Company entered into an MCA Financing with Cedar Advance, LLC. The initial amount borrowed was $215,000, with net proceeds to the Company in the amount of $204,250. Repayment terms stipulate weekly payments in the amount of $11,133 for 28 weeks, for a total of $311,750 repaid. The effective interest rate for the borrowings is 18%.

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NOTE 7 - COMMITMENTS AND CONTINGENCIES

On March 28, 2020 the Company entered into a service contract and agreement with Blue Yonder, Inc. (“Blue Yonder”) for certain IT subscription based services. The original term of the agreement was for three years, at a price of $100,000 per year, for a total of $300,000. On June 21, 2023, Blue Yonder filed a lawsuit claiming damages in the amount of $275,000 with the Maricopa County Superior Court in Arizona (“Lawsuit”). The suit was found in favor of Blue Yonder in the amount of $509,119, subject to two separate milestone payments that would otherwise deem the entire balance due satisfied if either milestone payment is made by the Company. The first milestone payment if for $175,000 and is due on July 1, 2024. In the event this payment is made, the remaining settlement shall be deemed satisfied. If this payment is not made, the Company shall owe a total of $225,000 by October 1, 2024. In the event this payment is made, the remaining settlement shall be deemed satisfied. If neither payment s made, Blue Yonder shall be entitled to execute the full $509,119 beginning January 1, 2025. As of March 31, 2024, the Company has accrued $225,000 on its balance sheet as an other current liability to account for the expected payment of this amount required to settle this dispute on or before October 1, 2024.

On May 28, 2024, SemiCab was sued by a Baxter Bailey, collection agency acting on behalf of a domestic freight shipper. The shipper claims is was underpaid for services rendered, and SemiCab has disputed the claim. The total amount in dispute is approximately $93,000. SemiCab intends to dispute the claim. As such, this litigation has been excluded from liabilities assumed as part of this transaction. $100,000 has been accrued on the March 31, 2024 balance sheet to account for this potential liability.

NOTE 8 - DUE FROM FACTOR

We entered into an accounts receivable factoring arrangement with a financial institution (the “Factor”) which has been extended to October 31, 2024 and may be discontinued at that time. Pursuant to the terms of the arrangement, from time to time, we sell to the Factor a minimum of $150,000 per quarter of certain of our accounts receivable balances on a non-recourse basis for credit approved accounts. The Factor remits 35% of the foreign and 75% of the domestic accounts receivable balance to us (the “Advance Amount”), with the remaining balance, less fees, forwarded to us once the Factor collects the full accounts receivable balance from the customer. In addition, from time to time, we receive over advances from the Factor. Factoring fees range from 2.75% to 15% of the face value of the invoice factored and are determined by the number of days required for collection of the invoice. We expect to continue to use this factoring arrangement periodically to assist with our general working capital requirements due to contractual requirements.

LEGAL MATTERS

On May 28, 2024, SemiCab was sued by a Baxter Bailey, collection agency acting on behalf of a domestic freight shipper. The shipper claims is was underpaid for services rendered, and SemiCab has disputed the claim. The total amount in dispute is approximately $93,000. SemiCab intends to dispute the claim. As such, this litigation has been excluded from liabilities assumed as part of this transaction.

LEASES

Operating Leases

Not applicable. The Company currently utilizes a work-from-home model for its US operations, and a month-to-month shared office space in Bangalore that expires in June. At that time 100% of the current employees will adopt a work-from-home model.

Finance Leases

Not applicable. The Company does not have any material financial leases at this time, or any of the periods presented in this Report.

NOTE 9 – STOCKHOLDERS’ EQUITY

EQUITY INCCENTIVE PLAN

The Company has maintained an equity incentive plan since 2020. Under this plan, all employees have been eligible to received common stock options as a part of their performance-based incentive compensation plan.

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COMMON STOCK OPTIONS

During the years ended Dember 31, 2020, 2021 and 2022 the Company issued the following stock options, as shown below. No options were issued in 2023 or 2024.

Holder	Granted Shares	Outstanding Awards	Grant Date	Exercise Price	Vesting Start Date	Vested Outstanding	Unvested	Date Fully Vested	Board Approval Date	Expiration Date
Sudhir Narasimhamurthy	180,000	180,000	09-29-2020	$0.06	09-29-2020	180,000	0	09-29-2023	09-28-2020	09-28-2030
Sudhir Narasimhamurthy	50,000	50,000	08-12-2021	$0.06	09-01-2021	33,333	16,667	09-01-2025	08-12-2021	08-11-2031
Sudhir Narasimhamurthy	25,000	25,000	05-02-2022	$0.05	05-02-2022	12,500	12,500	05-02-2026	05-02-2022	05-01-2032
Kadandale Srinivas Sudheer	600,000	600,000	09-29-2020	$0.06	09-29-2020	600,000	0	09-29-2023	09-28-2020	09-28-2030
Kadandale Srinivas Sudheer	100,000	100,000	08-12-2021	$0.06	09-01-2021	66,666	33,334	09-01-2025	08-12-2021	08-11-2031
Kadandale Srinivas Sudheer	50,000	50,000	05-02-2022	$0.05	05-02-2022	25,000	25,000	05-02-2026	05-02-2022	05-01-2032
Vivek Sehgal	4,000,000	4,000,000	09-29-2020	$0.06	09-29-2020	4,000,000	0	09-29-2023	09-28-2020	09-28-2030
Vivek Sehgal	200,000	200,000	08-12-2021	$0.06	09-01-2021	133,333	66,667	09-01-2025	08-12-2021	08-11-2031
Vivek Sehgal	100,000	100,000	05-02-2022	$0.05	05-02-2022	50,000	50,000	05-02-2026	05-02-2022	05-01-2032
Rajiv Saxena	100,000	100,000	09-29-2020	$0.06	09-29-2020	100,000	0	09-29-2023	09-28-2020	09-28-2030
Harsha Bhat	180,000	180,000	09-29-2020	$0.06	09-29-2020	180,000	0	09-29-2023	09-28-2020	09-28-2030
Harsha Bhat	50,000	50,000	08-12-2021	$0.06	09-01-2021	33,333	16,667	09-01-2025	08-12-2021	08-11-2031
Harsha Bhat	25,000	25,000	05-02-2022	$0.05	05-02-2022	12,500	12,500	05-02-2026	05-02-2022	05-01-2032
Jagan Reddy	4,000,000	4,000,000	09-29-2020	$0.06	09-29-2020	4,000,000	0	09-29-2023	09-28-2020	09-28-2030
Jagan Reddy	200,000	200,000	08-12-2021	$0.06	09-01-2021	133,333	66,667	09-01-2025	08-12-2021	08-11-2031
Jagan Reddy	100,000	100,000	05-02-2022	$0.05	05-02-2022	50,000	50,000	05-02-2026	05-02-2022	05-01-2032
Siddayya S Ganjal	180,000	180,000	09-29-2020	$0.06	09-29-2020	180,000	0	09-29-2023	09-28-2020	09-28-2030
Siddayya S Ganjal	50,000	50,000	08-12-2021	$0.06	09-01-2021	33,333	16,667	09-01-2025	08-12-2021	08-11-2031
Siddayya S Ganjal	25,000	25,000	05-02-2022	$0.05	05-02-2022	12,500	12,500	05-02-2026	05-02-2022	05-01-2032
Sunil Arora	90,000	0	09-29-2020	$0.06	09-29-2020	0	0	09-29-2023	09-28-2020	09-28-2030
Rajiv Virmani	500,000	500,000	09-29-2020	$0.06	09-29-2020	500,000	0	09-29-2023	09-28-2020	09-28-2030
Sudhindra Shenoy	180,000	180,000	09-29-2020	$0.06	09-29-2020	180,000	0	09-29-2023	09-28-2020	09-28-2030
Sudhindra Shenoy	50,000	50,000	08-12-2021	$0.06	09-01-2021	33,333	16,667	09-01-2025	08-12-2021	08-11-2031
Sudhindra Shenoy	25,000	25,000	05-02-2022	$0.05	05-02-2022	12,500	12,500	05-02-2026	05-02-2022	05-01-2032
Antony Sunil	90,000	90,000	09-29-2020	$0.06	09-29-2020	90,000	0	09-29-2023	09-28-2020	09-28-2030
Antony Sunil	50,000	50,000	08-12-2021	$0.06	09-01-2021	33,333	16,667	09-01-2025	08-12-2021	08-11-2031
Antony Sunil	25,000	25,000	05-02-2022	$0.05	05-02-2022	12,500	12,500	05-02-2026	05-02-2022	05-01-2032
Tuleeka Nandy	15,000	0	08-12-2021	$0.06	09-01-2021	0	0	09-01-2025	08-12-2021	08-11-2031
Tuleeka Nandy	15,000	15,000	05-02-2022	$0.05	05-02-2022	7,500	7,500	05-02-2026	05-02-2022	05-01-2032
Robel Atnafu	5,000	0	08-12-2021	$0.06	09-01-2021	0	0	09-01-2025	08-12-2021	08-11-2031
Guy Primus	360,000	360,000	08-12-2021	$0.06	09-01-2021	240,000	120,000	09-01-2025	08-12-2021	08-11-2031
Samartha Gowda	15,000	15,000	05-02-2022	$0.05	05-02-2022	7,500	7,500	05-02-2026	05-02-2022	05-01-2032
Alexandra Aiello	2,500	2,500	05-02-2022	$0.05	05-02-2022	1,250	1,250	05-02-2026	05-02-2022	05-01-2032
Stephen Cabral	5,000	0	05-02-2022	$0.05	05-02-2022	0	0	05-02-2026	05-02-2022	05-01-2032
Jonah Petit-Perrin	2,500	2,500	05-02-2022	$0.05	05-02-2022	1,250	1,250	05-02-2026	05-02-2022	05-01-2032
Bryan Nella	25,000	25,000	05-02-2022	$0.05	05-02-2022	12,500	12,500	05-02-2026	05-02-2022	05-01-2032
Mark Sink	25,000	25,000	05-16-2022	$0.05	05-16-2022	12,500	12,500	05-16-2026	05-02-2022	05-15-2032
Koustav Choudhuri	17,000	17,000	05-16-2022	$0.05	05-16-2022	8,500	8,500	05-16-2026	05-02-2022	05-15-2032
Total	11,712,000	11,597,000

WARRANTS

Not applicable. The Company has not issued any form of a warrant.

COMMON STOCK ISSUANCES

Not applicable other than founders shares in the amount of 25,000,000. The Company has only used SAFE convertible notes convertible into preferred equity, and common stock options to date.

NOTE 10 –SAFE PRIVATE PLACEMENTS

Beginning on October 25, 2018 through April 22, 2023, the Company entered into a total of 50 separate Simple Agreements for Future Equity (“SAFE Agreements”). 45 distinct counterparties entered into subscription agreements with the Company, investing a total of $5,038,820 during this period. The terms of these SAFE Agreements varied slightly over the course of this time frame. All of these investments were made in the form of a private placement under Reg D and were considered exempt from registration at that time.

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The table below summarizes the first tranche of subscriptions, all with the same terms and conditions.

ID	Convertible Holder Name	Principal	Issue Date	Valuation Cap	Converted Date
SAFE-1	Ardhendu Haldar	$250,000	10-25-2018	$10,000,000	12-25-2020
SAFE-38	Praveen Kaza	$100,000	10-25-2018	$13,000,000	12-25-2020
SAFE-41	Kurt W Mattson	$50,000	03-27-2019	$20,000,000	12-25-2020
SAFE-42	Wendy A Thompson	$50,000	03-27-2019	$20,000,000	12-25-2020
SAFE-44	Sonata Software North America Inc.	$468,041	02-24-2020	$10,000,000	12-25-2020
SAFE-43	THE IRA CLUB F/B/O RANJU MAHESHWARI ROTH IRA 2000201	$25,000	06-15-2020	$10,000,000	12-25-2020
Total		$943,041

A total of six investors subscribed for a total of $943,041 was invested at a valuation of $10,000,000. On December 25, 2020, all of these SAFE Agreements were converted to preferred equity and the underlying subscription agreements were cancelled. These are the only SAFE Agreements converted to date.

From August 12, 2021 to April 22, 2023, the Company entered into the remaining 44 SAFE Agreements with a total of 39 individual counterparties. The total amount of capital invested under these subscriptions was $4,095,779. The primary difference in the terms of this tranche of capital raised was the valuation placed on the Company, which increased from a valuation of $10,000,000 under the first tranche to $35,000,000 under the second tranche. None of the second tranche of SAFE Agreements have been converted, cancelled, or otherwise amended.

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The table below summarizes the remaining 44 SAFE Agreements, all of which are expected to terminated immediately after closing of the Transaction.

ID	Convertible Holder Name	Principal	Issue Date	Valuation Cap
SAFE-40	Sunil Bhatia	$250,000	08-12-2021	$15,000,000
SAFE-39	Pallav Gupta	$15,000	08-12-2021	$15,000,000
SAFE-10	The Bhardwaj 2003 Revocable Trust	$200,000	12-31-2021	$35,000,000
SAFE-11	Praveen Kaza	$50,000	12-31-2021	$35,000,000
SAFE-12	Pallav Gupta	$20,000	12-31-2021	$35,000,000
SAFE-13	Amit and Anju Bhardwaj	$50,000	12-31-2021	$35,000,000
SAFE-14	Komal Bajaj	$50,000	12-31-2021	$35,000,000
SAFE-15	Goel Trust, Dated Aug 2, 2000	$100,000	12-31-2021	$35,000,000
SAFE-16	Sanjiva Singh	$100,000	12-31-2021	$35,000,000
SAFE-17	Rajeev Agarwal	$25,000	12-31-2021	$35,000,000
SAFE-18	Sanyogita and Sunil Gupta	$25,000	12-31-2021	$35,000,000
SAFE-19	SEM Gaingels Fund I, a series of JMWTX Investments, LP	$300,279	12-31-2021	$35,000,000
SAFE-2	FVI Fund LLC	$50,000	12-31-2021	$35,000,000
SAFE-20	JWass PT Investors, LP - B2	$10,000	12-31-2021	$35,000,000
SAFE-21	Medhavi Gupta	$20,000	12-31-2021	$35,000,000
SAFE-22	Sundeep Sibal	$50,000	12-31-2021	$35,000,000
SAFE-24	Jolly Gupta	$35,000	12-31-2021	$35,000,000
SAFE-3	Ashutosh Malaviya	$50,000	12-31-2021	$35,000,000
SAFE-4	Consensia Inc	$50,000	12-31-2021	$35,000,000
SAFE-45	Atula Sibal	$50,000	12-31-2021	$35,000,000
SAFE-6	Ajay Bhatnagar	$100,000	12-31-2021	$35,000,000
SAFE-7	Pankaj Sinha	$50,000	12-31-2021	$35,000,000
SAFE-8	Bakulesh Adya	$35,000	12-31-2021	$35,000,000
SAFE-9	Alok Mahajan	$50,000	12-31-2021	$35,000,000
SAFE-5	BANSAL GARG FAMILY TRUST AMIT BANSAL TRTEE KARUNA GARG TRTEE U/A 11/07/2017	$100,000	12-31-2021	$35,000,000
SAFE-25	Disrupt Fund XVIII, LLC	$50,000	01-24-2022	$35,000,000
SAFE-26	Ajatshatru and Manju Dhawal	$25,000	01-31-2022	$35,000,000
SAFE-27	Mrityunjay Dhawal	$25,000	01-31-2022	$35,000,000
SAFE-28	You Sexy Dawg, LLC	$50,000	01-31-2022	$35,000,000
SAFE-29	Elisa deLaet	$25,000	01-31-2022	$35,000,000
SAFE-30	Ardhendu Haldar	$100,000	02-28-2022	$35,000,000
SAFE-31	Suzanne and Tom Lambert	$250,000	02-28-2022	$35,000,000
SAFE-32	Nidus Capital Holdings, LLC	$250,000	02-28-2022	$35,000,000
SAFE-33	Compelling Natural Health II, LLC	$250,000	02-28-2022	$35,000,000
SAFE-34	Birch Hill Capital Group, LLC	$250,000	02-28-2022	$35,000,000
SAFE-35	Ingrid P. Maes as Trustee of The IPM Irrevocable Trust dated September 1, 2022	$250,000	02-28-2022	$35,000,000
SAFE-36	Nattoceuticals, LLC	$250,000	02-28-2022	$35,000,000
SAFE-37	Pallav Gupta	$60,000	02-28-2022	$35,000,000
SAFE-46	Gaingels Semicab LLC	$130,500	03-21-2023	$35,000,000
SAFE-50	Pankaj Sinha	$50,000	04-04-2023	$35,000,000
SAFE-48	Lucy Holifield	$70,000	04-14-2023	$35,000,000
SAFE-47	Corvus Albus LLC	$100,000	04-19-2023	$35,000,000
SAFE-49	David Friedland	$50,000	04-19-2023	$35,000,000
SAFE-51	Kapil K Gupta	$25,000	04-22-2023	$35,000,000
TOTAL		$4,095,779

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NOTE 11- INCOME TAXES

The Company files separate tax returns in the United States and India.

NOTE 13 - EMPLOYEE BENEFIT PLANS

The Company has a 401(k) plan for its employees to which the Company makes contributions at rates dependent on the level of each employee’s contributions. Contributions made by the Company are limited to the maximum allowable for federal income tax purposes. The Company does not provide any post-employment benefits to retirees.

NOTE 14 – CONCENTRATIONS OF CREDIT RISK, CUSTOMERS, AND SUPPLIERS

The Company derives a majority of its revenues from enterprise-level customers in the United States. The Company’s allowance for doubtful accounts is based upon management’s estimates and historical experience and reflects the fact that accounts receivable are concentrated with several large customers. At both December 31, 2023 and 2022, 100% of accounts receivable were due from four customers in North America, all of which that individually owed over 10% of total accounts receivable.

Revenues derived from our top four US customers in 2023 and 2022 were 100% and 100% of total revenue, respectively, all of which represented greater than 10% of total net sales in both years. The loss of any of these customers could have an adverse impact on the Company.

NOTE 15 – RELATED PARTY TRANSACTIONS

DUE TO/FROM RELATED PARTIES

During the years ended December 31, 2023 and 2022, the Company owed $712,000 and $385,000, respectively, to Ajesh Kapoor in the form of shareholder notes. see Note 6 – Credit Arrangements

On March 31, 2023, the Company had approximately $712,000 in principal plus accrued interest, due to Ajesh Kapoor, the founder and primary shareholder in SemiCab.

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